UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 1, 2016

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219-2706

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition.
Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 9.01 Financial Statements and Exhibits.
Item 2.02 Results of Operations and Financial Condition.
On August 1, 2016, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal fourth quarter and fiscal year ended June 30, 2016.
The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: sales, gross profit and margin, operating expense, operating expense as a percentage of sales, operating income (loss) and margin, net (loss) income, loss per diluted share (LPS) and earnings per diluted share (EPS), effective tax rate, Industrial operating income and margin and Infrastructure operating income (loss) and margin. Adjustments for the three months ended June 30, 2016 include: (1) restructuring and related charges, (2) tax impact of prior impairment charges, (3) fixed asset disposal charges, (4) loss on divestiture and (5) U.S. deferred tax valuation allowance. Adjustments for the three months ended June 30, 2015 include: (1) restructuring and related charges, (2) tax impact of prior impairment charges, (3) tax expense on cash redeployment and (4) operations of divested businesses. Adjustments for the twelve months ended June 30, 2016 include: (1) restructuring and related charges, (2) goodwill and other intangible asset impairment charges, (3) loss on divestiture and related charges, (4) fixed asset disposal charges, (5) operations of divested businesses and (6) U.S. deferred tax valuation allowance. Adjustments for the twelve months ended June 30, 2015 include: (1) restructuring and related charges, (2) goodwill and other intangible asset impairment charges, (3) tax expense on cash redeployment and (4) operations of divested businesses. Management adjusts for these items in measuring and compensating internal performance and to more readily compare the Company’s financial performance period-to-period. The press release also contains free operating cash flow which is a non-GAAP measure and is defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives (such as acquisitions), and other investing and financing activities.
Additionally, during our quarterly earnings teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Debt to Capital
Debt to Capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by the sum of total equity plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by total equity. Management believes that Debt to Capital provides additional insight into the underlying capital structure and performance of the Company.

DEBT TO CAPITAL (UNAUDITED)	June 30,	March 31,	June 30,
(in thousands, except percents)	2016	2016	2015
Total debt	701,453	703,890	751,587
Total equity	995,801	1,174,811	1,375,435
Debt to equity, GAAP	70.4%	59.9%	54.6%
Total debt	701,453	703,890	751,587
Total equity	995,801	1,174,811	1,375,435
Total capital	1,697,254	1,878,701	2,127,022
Debt to capital	41.3%	37.5%	35.3%
Primary Working Capital
Primary working capital is a non-GAAP financial measure and is defined as accounts receivable, net plus inventories, net minus accounts payable. The most directly comparable GAAP measure is working capital, which is defined as current assets less current liabilities. We believe primary working capital better represents Kennametal’s performance in managing certain assets and liabilities controllable at the segment level and is used as such for internal performance measurement.

PRIMARY WORKING CAPITAL (UNAUDITED)
(in thousands, except percents)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	Average
Current assets	$1,065,944	$1,099,260	$1,062,992	$1,168,511	$1,258,546	$1,131,051
Current liabilities	427,275	421,415	394,983	438,406	482,744	432,965
Working capital, GAAP	$638,669	$677,845	$668,009	$730,105	$775,802	$698,086
Excluding items:
Cash and cash equivalents	161,579	(136,564)	(138,978)	(97,199)	(105,494)	(127,963)
Other current assets	74,619	(111,479)	(113,113)	(120,583)	(132,148)	(110,388)
Total excluded current assets	(236,198)	(248,043)	(252,091)	(217,782)	(237,642)	(238,351)
Adjusted current assets	829,746	851,217	810,901	950,729	1,020,904	892,699
Current maturities of long-term debt and capital leases, including notes payable	1,895	(4,140)	(5,942)	(25,285)	(15,702)	(10,593)
Other current liabilities	243,341	(247,943)	(237,444)	(235,385)	(279,661)	(248,755)
Total excluded current liabilities	(245,236)	(252,083)	(243,386)	(260,670)	(295,363)	(259,348)
Adjusted current liabilities	182,039	169,332	151,597	177,736	187,381	173,617
Primary working capital	$647,707	$681,885	$659,304	$772,993	$833,523	$719,082
		Three Months Ended
		6/30/2016	3/31/2016	12/31/2015	9/30/2015	Total
Sales		$521,224	$497,837	$524,021	$555,354	$2,098,436
Primary working capital as a percentage of sales						34.3%

PRIMARY WORKING CAPITAL (UNAUDITED)
(in thousands, except percents)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	Average
Current assets	$1,258,546	$1,341,312	$1,373,987	$1,464,353	$1,525,196	$1,392,679
Current liabilities	482,744	524,518	528,704	538,371	562,756	527,419
Working capital, GAAP	$775,802	$816,794	$845,283	$925,982	$962,440	$865,260
Excluding items:
Cash and cash equivalents	(105,494)	(146,175)	(146,267)	(156,194)	(177,929)	(146,412)
Other current assets	(132,148)	(111,124)	(115,671)	(109,811)	(111,986)	(116,148)
Total excluded current assets	(237,642)	(257,299)	(261,938)	(266,005)	(289,915)	(262,560)
Adjusted current assets	1,020,904	1,084,013	1,112,049	1,198,348	1,235,281	1,130,119
Current maturities of long-term debt and capital leases, including notes payable	(15,702)	(99,620)	(95,513)	(107,258)	(80,117)	(79,642)
Other current liabilities	(279,661)	(250,586)	(273,727)	(242,114)	(275,748)	(264,367)
Total excluded current liabilities	(295,363)	(350,206)	(369,240)	(349,372)	(355,865)	(344,009)
Adjusted current liabilities	187,381	174,312	159,464	188,999	206,891	183,409
Primary working capital	$833,523	$909,701	$952,585	$1,009,349	$1,028,390	$946,710
		Three Months Ended
		6/30/2015	3/31/2015	12/31/2014	9/30/2014	Total
Sales		$637,653	$638,970	$675,631	$694,941	$2,647,195
Primary working capital as a percentage of sales						35.8%
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (E[L]BITDA) is a non-GAAP financial measure and is defined as net income attributable to Kennametal, with interest expense, provision for income taxes, depreciation and amortization added back. The most directly comparable GAAP measure is net income attributable to Kennametal. However, we believe that E(L)BITDA is widely used as a measure of operating performance and is an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust E(L)BITDA, as depicted herein. Management uses this information in reviewing operating performance.

EBITDA (UNAUDITED)	Three Months Ended June 30,		Twelve Months Ended June 30,
(in thousands)	2016	2015	2016	2015
Net (loss) income attributable to Kennametal, reported	$(66,515)	$21,146	$(225,968)	$(373,896)
Add back:
Interest expense	6,857	7,537	27,752	31,466
Provision (benefit) for income taxes, reported	86,812	7,321	25,313	(16,654)
Depreciation	23,407	25,697	96,704	104,978
Amortization	4,447	6,325	20,762	26,686
E(L)BITDA	$55,008	$68,026	$(55,437)	$(227,420)

Net (loss) income attributable to Kennametal, reported	$(66,515)	$21,146	$(225,968)	$(373,896)
Adjustments:
Restructuring and related charges	8,244	18,566	40,220	44,197
Tax impact of prior impairment charges	(4,411)	(3,651)	—	—
Goodwill and other intangible asset impairment charges	—	—	77,076	486,763
Fixed asset disposal charges	3,657	—	3,657	—
Loss on divestiture and related charges	12,977	—	111,426	—
U.S. deferred tax valuation allowance	81,206	—	81,206	—
Tax expense on cash redeployment	—	807	—	2,945
Operations of divested businesses	—	(1,391)	1,358	(1,567)
Net income attributable to Kennametal, adjusted	$35,158	$35,477	$88,975	$158,442
Add back:
Interest expense	6,857	7,537	27,752	31,466
Provision for income taxes, adjusted	6,771	10,577	12,713	44,520
Depreciation	23,407	25,697	96,704	104,978
Amortization	4,447	6,325	20,762	26,686
Adjusted EBITDA	$76,640	$85,613	$246,906	$366,092

Item 2.05 Costs Associated with Exit or Disposal Activities.
As disclosed in Exhibit 99.1 with this Form 8-K, on August 1, 2016, Kennametal also announced that it is undertaking additional restructuring actions. These initiatives are expected to improve the alignment of our cost structure with the current operating environment through rationalization of certain manufacturing facilities and through headcount reductions. In the aggregate, these additional restructuring actions are currently expected to generate annual pre-tax savings of approximately $15 million to $20 million, and are expected to be completed within the next 15 months. The Company expects to incur pre-tax charges of approximately $20 million to $30 million in connection with the execution of these new initiatives.
In addition and as disclosed in Exhibit 99.1, the Company committed to a workforce reduction initiative which should reduce employment by 1,000. In the aggregate, these additional restructuring actions are currently expected to generate annual run-rate pre-tax savings of approximately $100 million to $110 million by June 30, 2017. The Company expects to incur pre-tax charges of approximately $80 million to $95 million in connection with the execution of these initiatives. These workforce reduction costs and savings are not included in the outlook disclosed in Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1    Fiscal 2016 Fourth Quarter Earnings Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: August 1, 2016	By:	/s/ Martha Fusco
Martha Fusco
Vice President Finance and Corporate Controller